UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2016

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 622-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 5, 2016, Amicus Therapeutics, Inc., a Delaware corporation (“Amicus”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MiaMed, Inc., a Delaware corporation (“MiaMed”), Minervas Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Amicus (“Merger Sub”), and MM Stockholders Representative LLC, in its capacity as stockholders representative, and on the same day, the transactions contemplated by the Merger Agreement closed and Merger Sub merged with and into MiaMed, with MiaMed as the surviving corporation and wholly-owned subsidiary of Amicus. MiaMed is a pre-clinical biotechnology company focused on developing protein replacement therapy for CDKL5 and related diseases.

Under the terms of the Merger Agreement, in connection with the closing of the transactions contemplated by the Merger Agreement, the former holders of MiaMed’s capital stock (collectively, the “MiaMed Stockholders”) received an aggregate of $6.5 million, comprised of  (i) approximately $1.8 million in cash (plus MiaMed’s cash and cash equivalents at closing and less any of MiaMed’s unpaid third-party fees and expenses related to the transaction), and (ii) 825,603 shares of Amicus common stock. In addition, Amicus also agreed to pay up to an additional $83.0 million in connection with the achievement of certain clinical, regulatory and commercial milestones, for a potential aggregate deal value of $89.5 million.

The additional $83.0 million in contingent consideration potentially payable to former MiaMed Stockholders is comprised of  (i) up to $18.0 million upon achievement of certain clinical and development milestones, and (ii) up to $65.0 million upon achievement of certain commercial milestones (together the “Milestone Payments”). The Milestone Payments may be made in cash, shares of Amicus common stock, or a combination of cash and stock, at Amicus’ election, subject to certain exceptions, at the time each Milestone Payment is due. Shares of Amicus common stock issued in connection with a Milestone Payment will be valued based on the average closing price per share as reported on the NASDAQ Global Market for the five days prior to the achievement of the Milestone.

In addition, each MiaMed Stockholder receiving stock consideration under the Merger Agreement is required to enter into a lock-up agreement in order to receive shares of Amicus common stock. The lock-up agreement provides for a lock-up period of 60 days with respect to all of the shares of Amicus common stock issued upon closing of the merger, 90 days for two-thirds of the shares of Amicus common stock issued upon closing of the merger and 120 days with respect to one-third of the shares of Amicus common stock issued upon closing of the merger. The lock-up agreement also applies to any shares of common stock Amicus may issue in connection with any Milestone Payment, with the lock-up period beginning on the date such shares are issued.

The Merger Agreement contains customary representations, warranties, covenants and indemnities of each of Amicus and MiaMed.  In addition, under the terms of the Merger Agreement, Amicus agreed to file with the Securities Exchange Commission, a registration statement on Form S-3 covering the resale of the shares of Amicus common stock received by MiaMed Stockholders as part of the closing merger consideration.

The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement.  The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by Amicus and MiaMed in connection with negotiating their respective terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of Amicus.  For the foregoing reasons, none of Amicus’ stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The foregoing summary of the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference. Portions of the Merger Agreement filed as Exhibit 2.1 to this Report have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted portions of Exhibit 2.1 have been filed separately with the Securities and Exchange Commission.

The press release attached as Exhibit 99.1 to this Report is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2016, Amicus completed the acquisition of MiaMed, with MiaMed surviving as a wholly-owned subsidiary of Amicus, subject to the terms and conditions set forth in the Merger Agreement as described in Item 1.01 above. The information contained in Item 1.01 of this Report is incorporated into this Item 2.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The shares of Amicus common stock issued and sold pursuant to the Merger Agreement were issued and sold in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

The issuance of any additional shares of Amicus common stock in connection with the achievement of the commercial and development milestones described above, are expected to be issued and sold in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D thereunder.

The information contained in Item 1.01 of this Report is incorporated into this Item 3.02 by reference.

Item 8.01 Other Events.

On July 6, 2016, Amicus issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                              Exhibits.

2.1*

Agreement and Plan of Merger, dated as of July 5, 2016, by and among Amicus Therapeutics, Inc., Minervas Merger Sub, Inc., MiaMed, Inc., and MM Stockholders Representative LLC, in its capacity as stockholders representative.

99.1	Press Release dated July 6, 2016.

* Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. Amicus agrees to furnish as a supplement a copy of any omitted schedules or exhibits to the Agreement and Plan of Merger to the Securities and Exchange Commission upon request, provided that Amicus may request confidential treatment for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: July 6, 2016	By:	/s/ Ellen S. Rosenberg
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of July 5, 2016, by and among Amicus Therapeutics, Inc., Minervas Merger Sub, Inc., MiaMed, Inc., and MM Stockholders Representative LLC, in its capacity as stockholders representative.

99.1	Press Release dated July 6, 2016.

* Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission. The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended. Amicus agrees to furnish as a supplement a copy of any omitted schedules or exhibits to the Agreement and Plan of Merger to the Securities and Exchange Commission upon request, provided that Amicus may request confidential treatment for any schedule or exhibit so furnished.